UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2015

Enstar Group Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-33289	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box HM 2267, Windsor Place, 3rd Floor 22 Queen Street, Hamilton HM JX Bermuda	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 292-3645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On June 30, 2015, Enstar Group Limited (“Enstar”) and its wholly-owned subsidiary Kenmare Holdings Ltd. (“Kenmare”) entered into a Sale and Purchase Agreement with J.C. Flowers II L.P., J.C. Flowers II-A L.P., J.C. Flowers II-B, L.P. and Financial Service Opportunities L.P. (collectively, the “JCF II Funds”) pursuant to which Enstar and Kenmare, respectively, will purchase all of the non-voting preference shares of Cumberland Holdings Ltd. (“Cumberland”) and Courtenay Holdings Ltd. (“Courtenay”) owned by the JCF II Funds for an aggregate price of $140.0 million.

Enstar and Kenmare, respectively, own 100% of the voting shares of Cumberland and Courtenay. The non-voting preference shares held by the JCF II Funds provided the JCF II Funds with a noncontrolling minority economic interest in Cumberland and Courtenay. As a result of these transactions, Enstar and Kenmare, respectively, will own 100% of the voting and economic interests of both companies. The purchase and sale transaction is scheduled to close on October 1, 2015 and the closing is not subject to any material conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSTAR GROUP LIMITED

Date: July 7, 2015	By:	/s/ Richard J. Harris
Richard J. Harris
Chief Financial Officer